EXHIBIT 99.1

Northwest Bancorporation, Inc. Announces Third Quarter 2008 Financial Results

SPOKANE, Wash., Oct. 24, 2008 (GLOBE NEWSWIRE) -- Northwest Bancorporation, Inc. (the "Company") (OTCBB:NBCT), the bank holding company for Inland Northwest Bank (the "Bank"), today reported financial results for the quarter and nine months ended September 30, 2008.

Randall L. Fewel, President and CEO of the Company and the Bank, reported that by most measures, and given the tremendous challenges that all banks are facing in the current economic environment, he is pleased with year-to-date performance.

Net income for the third quarter of 2008 was $203 thousand, a reduction of $545 thousand, or 73%, compared to $748 thousand reported for the same quarter in 2007. Earnings per diluted share for the third quarters of 2008 and 2007 were $0.09 and $0.31, respectively. For the nine months ended September 30th, net income was $1.14 million in 2008 and $1.9 million in 2007. Earnings per diluted share for the year-to-date periods were $0.48 in 2008 and $0.80 in 2007. Through the first nine months of 2008 and 2007, return on average assets was 0.42% and 0.84%, respectively, and return on average equity was 5.44% and 10.0%, respectively. The decrease in net income, earnings per diluted share, return on average assets and return on average equity resulted mainly from increases in the provision for loan losses and other non-interest expenses that were greater than increases in net interest income and non-interest income.

Assets as of September 30, 2008 were $389.7 million, an increase of $46.0 million, or 13.4%, compared to December 31, 2007, and an increase of $70 million, or 21.9%, compared to September 30, 2007. Deposits at September 30, 2008, were $309.9 million, an increase of $37.4 million, or 13.7%, compared to December 31, 2007 and an increase of $60.1 million, or 24.1% compared to September 30, 2007. Net loans, including loans held for sale at September 30, 2008, were $332.4 million, an increase of $55.5 million, or 20.0%, over December 31, 2007 and $82.2 million, or 32.8%, compared to September 30, 2007.

Revenue for the Company (net interest income plus non-interest income) increased $700 thousand, or 7% in the nine-month year-to-date period over the same period last year, $11.5 million compared to $10.8 million; net interest income improved by $549 thousand and non-interest income improved by $190 thousand. Non-interest expense increased by $1.16 million and the Bank added an additional $730 thousand to the allowance for loan losses during the nine months ended September 30, 2008 compared to the same period of the prior year.

Net interest income as a percent of average earning assets (the net interest margin, or NIM) was down, year-over-year, with the NIM for the first nine months of 2008 at 3.78% compared to 4.37% for the same period last year. The reduction in NIM resulted from Bank assets re-pricing more quickly than Bank liabilities in a declining interest rate environment.

The Bank has added $1 million to the allowance for loan loss reserve year-to-date, bringing the balance in the reserve to $3.5 million. From that $1 million, the Bank has recorded net loan write-downs and charge-offs of $384 thousand, year-to-date. For the same period in 2007, the Bank recorded net loan charge-offs of $73 thousand. Total non-performing assets (loans on non-accrual, past due 90 days or more and foreclosed property owned) were $8.3 million at September 30, 2008, compared to $841 thousand at September 30, 2007. As a percentage of total assets, non-performing assets were 2.13% and 0.26% on September 30, 2008 and 2007, respectively. The reserve, expressed as a percentage of total loans, excluding loans held for sale, was 1.04% as of September 30, 2008, compared to 1.08% as of September 30, 2007.

A key driver of the decrease in net income is the series of reductions in the Wall Street Journal Prime Rate (WSJ Prime) that have resulted from actions taken by the Federal Reserve; these rate cuts have resulted in a decline in net interest income that has affected Bank net income by a little over $100 thousand per month. The Federal Reserve dropped interest rates 2.25% between October 1, 2007 and September 30, 2008. While many of the Bank's loans re-price immediately when WSJ Prime changes, re-pricing on deposit accounts does not take place as quickly and, especially over the past year, has not been of the magnitude necessary to offset the reduction in interest income. "Every time the Fed rate drops 1/4%," Mr. Fewel said, "our interest income drops by $25 thousand per month. Normally we can make up some of the difference by re-pricing deposit accounts lower; however, we can only drop deposit rates to the extent that we remain competitive in our market. As banks, both locally and nationally, have experienced liquidity issues, they have bid deposit rates up. The rate that we pay on interest bearing deposits has only decreased 0.11% since last September, despite the 2.25% decrease in WSJ Prime." WSJ Prime dropped another 0.50% in October and Mr. Fewel indicated that the Bank expects net interest income to remain depressed in the fourth quarter and, likely, throughout the first-half of 2009.

Non-performing assets increased by more than $7 million year-over-year. Non-performing assets are concentrated in five borrowing relationships. Mr. Fewel noted that net income was adversely affected by the increase in non-performing assets; the Bank had to reverse previously accrued interest income on loans that were moved to non-accrual and will not recognize additional interest income on those loans unless and until the borrower has brought the loan current, including all past due interest. Failing the rehabilitation of a non-performing loan, of course, the Bank will have to take ownership of and liquidate the collateral securing the loan. Mr. Fewel indicated that the Bank has analyzed the likely loss that would occur if all non-performing loans were to be liquidated and that, in addition to a $177 thousand write down already taken on one of the loans, it has set aside approximately $562 thousand as a specific reserve in the allowance for loan losses in order to reduce the book value of these assets to their estimated liquidation value.

In addition to reporting very healthy growth in deposits, loans and assets, Mr. Fewel said that much of his satisfaction with year-to-date performance has to do with what the Bank does not have to report. "We avoided sub-prime mortgages, did not invest in preferred stock in Fannie Mae or Freddie Mac, do not have any goodwill on our books that needs to be written-off, own a conservative portfolio of securities that has not been affected by current economic conditions, and the majority of our borrowers have yet to experience a significant amount of financial stress. Non-performing loans are at a level that is considerably higher than we have historically reported; however, most of those loans are backed by collateral that provides us with an alternative repayment source. Once the interest rate environment normalizes and rates begin to increase, we expect to see a significant increase in net interest income. In a cyclical business like banking, the top of the cycle is always more enjoyable than the bottom of the cycle. Right now, I see this as a time to focus on credit quality, continue to grow loans, but at a more measured rate, and to position ourselves for the future. Despite our decline in earnings, there is much to be said for still being profitable and well-capitalized in these challenging times and we look forward to the opportunities that we expect will become available."

Mr. Fewel noted that construction of the Bank's new branch in Airway Heights is nearly complete. The current Airway Heights branch will relocate into the 5,500 square foot facility on December 1st. The new branch features a 650 square foot community room that will be available, without charge, to non-profits and other community organizations located in the greater West Plains area.

Northwest Bancorporation, Inc. is the parent of Inland Northwest Bank ("INB"), a Washington state-chartered bank headquartered in Spokane, Washington. INB operates seven branches in Spokane County, Washington, one branch in Walla Walla, Washington and four branches in Kootenai County, Idaho. INB specializes in meeting the needs of individuals and small to medium-sized businesses, including professional corporations, by providing a full line of commercial, retail, mortgage and private banking products and services. The Company's stock is quoted on the OTC Bulletin Board, http://www.otcbb.com/, and by other financial reporting services, under the trading symbol "NBCT."

Note: This press release contains "forward-looking statements" within the meaning of federal securities law, including statements concerning loan and deposit growth expected during the latter part of the current year, the Company's business strategies, plans and objectives, and their intended results, and similar statements concerning expectations that are not historical facts. The forward-looking statements in this press release are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements because of numerous risks and uncertainties, including the effects of economic conditions, demand for financial services, competitive conditions in the financial markets, the availability of capital to finance growth, changes in accounting policies; changes in the monetary and fiscal policies of the federal government, changes in laws and regulations, and other risks detailed from time to time in the Company's filings with the Securities Exchange Commission. Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statements.

CONTACT:  Northwest Bancorporation, Inc.
          Randall L. Fewel, President and CEO
          (509) 456-8888